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                                                                 EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


Household Financial Corporation Limited
Household International, Inc.

As independent public accountants, relating to the offering of up to $400,000,000 of Household Financial Corporation Limited's senior notes and warrants to purchase senior notes, and the guarantee thereof by Household International, Inc., to be filed with the Securities and Exchange Commission on or about June 5, 1996:

     (i) we hereby consent to the incorporation in this registration statement on Forms S-3 and F-3 of our report dated January 24, 1996, included with Household Financial Corporation Limited's consolidated financial statements for the year ended December 31, 1995,

     (ii) we also consent to the incorporation by reference in this registration statement on Forms S-3 and F-3 of our report dated January 24, 1996, included in Household International, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP


Chicago, Illinois
June 5, 1996